UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 27, 2008

ScanSource, Inc.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	000-26926	57-0965380
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6 Logue Court, Greenville, South Carolina 29615

(Address, Including Zip Code, of Principal Executive Offices)

(864) 288-2432

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2008, ScanSource, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement (the “Baur Employment Agreement”) with Mr. Michael L. Baur as Chief Executive Officer, effective as of June 30, 2008, and extending to June 30, 2011, provided that if a Change of Control (as defined in the agreement) occurs during that period, the ending date of the period will be extended to the later of June 30, 2011, or the first anniversary of the Change of Control. The Baur Employment Agreement provides for, among other things, a salary of $750,000 per year, an annual perquisite allotment of $50,000 plus a bonus (or variable compensation) opportunity to be determined annually based on a measurement of Return on Invested Capital and Operating Income, as those terms are defined in the agreement (with target variable compensation equal to 1.5% of Operating Income).

The amount of the incentive bonus will be calculated as follows:

•	If Return on Invested Capital is greater than 30%, variable compensation will be 1.65% of Operating Income.

•	If Return on Invested Capital is 30% or less but greater than 25%, variable compensation will be 1.55% of Operating Income.

•	If Return on Invested Capital is 25% or less but greater than 20%, variable compensation will be 1.50% of Operating Income.

•	If Return on Invested Capital is 20% or less but greater than 10%, variable compensation will be 1.40% of Operating Income.

•	If Return on Invested Capital is 10% or less, variable compensation will be 0.

If Mr. Baur’s employment is terminated during his employment period by reason of his death, disability or retirement, he will be entitled to his accrued salary, a bonus equal to the pro rata portion of the annual incentive compensation that would otherwise be payable if Mr. Baur had continued employment through the end of the fiscal year, based on actual performance, benefits through the date of termination, and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates Mr. Baur for Cause (as defined in the agreement), or if he resigns from the Company without Good Reason (as defined in the agreement), he will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount. If Mr. Baur’s employment is terminated by reason of his disability or retirement, he and his dependents will receive continued medical, dental and prescription drug benefits until Mr. Baur reaches age 65, and then will receive MediGap coverage, to the extent available, until Mr. Baur reaches the age of 80. If Mr. Baur’s employment is terminated by reason of his death, his surviving spouse will receive continued medical, dental and prescription drug benefits until Mr. Baur would have reached age 65 and Mr. Baur’s children who remain dependents of his surviving spouse will receive continued medical, dental and prescription drug benefits until they reach the age of 21 or possibly earlier. In addition, if Mr. Baur’s employment is terminated by reason of his disability, the Company has agreed that Mr. Baur will receive an annual payment of $60,000 until Mr. Baur is no longer considered disabled or until he attains age 65. Such benefit may be funded, at the election of the Company, through an individual long-term disability policy or by the Company directly.

If Mr. Baur’s employment is terminated by the Company during his employment period or within 60 days after his employment period for reasons other than Cause or death, disability or retirement, or if Mr. Baur terminates his employment for Good Reason during the period of his employment agreement, then he will receive a severance package which includes, among other things: (1) his salary and benefits earned through the date of termination (to the extent not already paid); (2) a bonus equal to the pro rata portion of the annual incentive compensation that would otherwise be payable if Mr. Baur had continued employment through the end of the fiscal year, based on actual performance; and (3) an amount equal to the greater of (a) two or (b) the number of full months remaining between his termination date and the end of his employment period, divided by 12, times the highest combined annual salary and bonus earned by Mr. Baur from the Company, including any such amounts earned but deferred, in the last three fiscal years prior to the date of termination (the “Baur Severance Benefits”). In addition, until he reaches the age of 65, Mr. Baur and his dependents will receive medical, dental and prescription drug benefits, as well as MediGap coverage until Mr. Baur reaches the age of 80. Notwithstanding the foregoing, if Mr. Baur’s termination occurs within 12 months after or otherwise in contemplation of a Change of Control for reasons other than Cause, death, disability, or retirement, or if Mr. Baur terminates his employment for Good Reason during such period, Mr. Baur will receive the Baur Severance Benefits in an amount equal to three times the highest combined annual salary and bonus earned by Mr. Baur from the Company, including any such amounts earned but deferred, in the last three fiscal years prior to the date of termination. Mr. Baur’s receipt of these benefits will be subject to his execution of a release of claims in the form customarily used by the Company upon termination of the employment of a senior executive officer.

On May 28, 2008, the Company entered into an Amended and Restated Employment Agreement (the “Cleys Employment Agreement”) with Mr. Richard P. Cleys as Vice President and Chief Financial Officer, effective June 30, 2008, and extending to June 30, 2011, provided that if a Change of Control (as defined in the agreement) occurs during that period, the ending date of the period will be extended to the later of June 30, 2011, or the first anniversary of the Change of Control. The Cleys Employment Agreement provides for, among other things, a salary of $265,000 per year, plus a bonus (or variable compensation) opportunity of up to $150,000, with a target of $100,000, to be determined annually based on objective measures that may include both an income statement and a balance sheet perspective.

If Mr. Cleys’ employment is terminated during his employment period by reason of his death, disability or retirement, he will be entitled to his accrued salary, a bonus equal to the pro rata portion of the annual incentive compensation that would otherwise be payable if Mr. Cleys had continued employment through the end of the fiscal year, based on actual performance, benefits through the date of termination, and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates Mr. Cleys for Cause (as defined in the agreement), or if he resigns from the Company without Good Reason (as defined in the agreement), he will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount.

If Mr. Cley’s employment is terminated by the Company during his employment period or within 60 days after his employment period for reasons other than Cause, death, disability, or retirement, or Mr. Cleys terminates his employment for Good Reason during his employment period, then he will receive a severance package which includes, among other things: (1) his salary and benefits earned through the date of termination (to the extent not already paid); (2) a bonus equal to the pro rata portion of the annual incentive compensation that would otherwise be payable if Mr. Cleys had continued employment through the end of the fiscal year, based on actual performance; and (3) an amount equal to the greater of (a) one or (b) the number of full months remaining between his termination date and the end of his employment period, divided by 12, times the highest combined annual salary and bonus earned by Mr. Cleys from the Company, including any such amounts earned but deferred, in the last three fiscal years prior to the date of termination (the “Cleys Severance Benefits”). In addition, for up to twelve months following the date of termination, the Company will reimburse Mr. Cleys for any payments in excess of the monthly rates paid by active employees for medical and dental insurance benefits until Mr. Cleys is eligible to receive similar benefits under another employer-provided or group plan. Notwithstanding the foregoing, if Mr. Cleys’ termination occurs within 12 months after or otherwise in contemplation of a Change of Control for reasons other than Cause, death, disability, or retirement, or if Mr. Cleys terminates his employment for Good Reason during such period, Mr. Cleys will receive the Cleys Severance Benefits in an amount equal to two times the highest combined annual salary and bonus earned by Mr. Cleys from the Company, including any such amounts earned but deferred, in the last three fiscal years prior to the date of termination. Mr. Cleys’ receipt of these benefits will be subject to his execution of a release of claims in the form customarily used by the Company upon termination of the employment of a senior executive officer.

A copy of the Company’s press release announcing the Amended and Restated Employment Agreements for Mr. Baur and Mr. Cleys is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

Date: May 28, 2008	By:	/s/ Michael L. Baur

Name:	Michael L. Baur
Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 28, 2008